Exhibit 99.1

For Immediate Release:

Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Announces Results for the Quarter ended April 30, 2014

Stamford, Connecticut June 16, 2014 — Peerless Systems Corporation (Nasdaq: PRLS) today reported financial results for its first fiscal quarter that ended April 30, 2014.

First Quarter Results

Revenues were $547,000 for the three months ended April 30, 2014, compared to $1,101,000 for the three months ended April 30, 2013.  This 50.3% decrease in revenue is primarily attributable to a large customer whose revenue dropped significantly during the three months ended April 30, 2014 when compared to the same period in 2013. The decrease in revenue is also attributable in part to the declining revenue trajectory from our other OEM customers.

Our gross margins were 85.8% and 88.4% for the three months ended April 30, 2014 and April 30, 2013, respectively. The decrease in gross margins was the result of more fees being paid to third parties due to the change in the product mix generating licensing revenues.

Income from operations was $204,000 for the three months ended April 30, 2014, compared to $635,000 for the three months ended April 30, 2013.  This 67.9% decrease in income from operations is primarily attributable to the 50.3% decrease in revenue.

Other loss, net was a loss of $119,000 for the three months ended April 30, 2014 as compared to a loss of $414,000 for the three months ended April 30, 2013, due to lower realized losses on sales of marketable securities in the current period.

Our net income for the three months ended April 30, 2014 was approximately $51,000 or $0.02 per basic and per diluted share, compared to a net income of approximately $135,000, or $0.05 per basic share and $0.04 per diluted share, for the three months ended April 30, 2013.

Peerless will hold its annual meeting of stockholders on July 1, 2014. Stockholders of record on May 5, 2014 are entitled to vote at the meeting. Further information about the meeting is included in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 12, 2014.

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets. Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2014 Annual Report on Form 10-K filed with the SEC on April 30, 2014.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

	Three Months Ended April 30,
	2014	2013
Revenues	$547	$1,101
Cost of revenues	78	128
Gross margin	469	973
Operating expenses	265	338
Income from operations	204	635
Other loss, net	(119)	(414)
Income before income taxes	85	221
Provision for income taxes	34	86
Net income	$51	$135
Basic earnings per share	$0.02	$0.05
Diluted earnings per share	$0.02	$0.04
Weighted average common shares - outstanding — basic	2,549	2,910
Weighted average common shares - outstanding — diluted	2,679	3,031

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2014	January 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$11,353	$7,962
Marketable securities	-	4,301
Trade accounts receivable, net	958	1,186
Deferred tax assets	48	137
Income tax receivable	385	416
Prepaid expenses and other current assets	44	58
Total current assets	12,788	14,060
Other assets	6	6
Total assets	$12,794	$14,066

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued wages and compensated absences	$63	$60
Accrued product licensing costs	127	137
Other current liabilities	64	1,457
Total current liabilities	254	1,654
Other liabilities
Tax liabilities	287	285
Total liabilities	541	1,939
Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 19,680 issued at April 30, 2014 and January 31, 2014	20	20
Additional paid-in capital	58,561	58,535
Retained earnings	5,819	5,768
Accumulated other comprehensive loss, net of taxes	-	(134)
Treasury stock, 16,933 at April 30, 2014 and 16,910 at January 31, 2014	(52,147)	(52,062)
Total stockholders’ equity	12,253	12,127
Total liabilities and stockholders’ equity	$12,794	$14,066